UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  September 1, 2010

Global MobileTech, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-1550187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1312 North Monroe, Suite 750 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

(509) 723-1312
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 1, 2010, Global MobileTech, Inc. entered into an Assignment Agreement and Securities Purchase Agreement with its Chairman and Director, Mohd Aris Bernawi whereby the Chairman had assigned to Global MobileTech exclusively throughout the world all rights, title and interest in the methodology for the optimal sizing of a solar PV-wind hybrid system for a total consideration of $50,000.   Under the terms of the Assignment Agreement, Global MobileTech, Inc. will issue 50,000 shares of common stock, par value $0.001 per share in lieu of cash payment as consideration for the assignment.

On September 1, 2010, Global MobileTech and its Secretary and Director, Valerie Hoi-Fah Looi, entered into a Compensation Agreement.  Under the terms of the Compensation Agreement, Global MobileTech will issue 100,000 shares of common stock to the Secretary and Director as compensation for her services rendered to Global MobileTech and its wholly owned subsidiaries, Trevenex Acquisitions, Inc. and Info-Accent Sdn Bhd since March 25, 2010.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 1, 2010, Global MobileTech issued an aggregate of 150,000 unregistered shares of its common stock, par value $0.001, to:

Name

       No. of Shares

Mohd Aris Bernawi

  50,000

Valerie Hoi-Fah Looi

100,000

The Company relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1

Assignment Agreement dated September 1, 2010

10.2

Securities Purchase Agreement dated September 1, 2010

10.3

Compensation Agreement dated September 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MOBILETECH, INC. (Registrant)

Date: September 7, 2010	By:	/s/ Aik Fun Chong
Aik Fun Chong President and CEO